UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 11, 2012

(Exact name of registrant as specified in its charter)

Delaware	001-02217	58-0628465
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Coca-Cola Plaza Atlanta, Georgia	30313
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (404) 676-2121

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported, effective January 1, 2013, The Coca-Cola Company (the “Company”) will organize around three operating businesses, Coca-Cola Americas, Coca-Cola International and Bottling Investments Group, or BIG (the “New Global Operating Structure”). Steven A. Cahillane, currently President and Chief Executive Officer of Coca-Cola Refreshments, or CCR, will be appointed President of Coca-Cola Americas, Ahmet Bozer, currently President of the Eurasia & Africa Group, will be appointed President of Coca-Cola International, and Irial Finan will continue as President of BIG.

On September 11, 2012, the Company provided letters to each of Messrs. Cahillane and Bozer (the “Letters”) to confirm their new positions and set forth the primary compensation elements that will be effective commencing January 1, 2013.  Pursuant to the Letters, base salary determinations for the new positions will be made during the normal rewards cycle in February 2013, with any increase to be effective April 1, 2013. The executives will continue to be eligible to participate in the Company’s Performance Incentive Plan and Long-Term Incentive program and will continue to be subject to the Company’s share ownership guidelines.  Details regarding base salary determinations, the Performance Incentive Plan and the Long-Term Incentive program are included in the Compensation Discussion and Analysis section of the Company’s definitive proxy statement for the 2012 Annual Meeting of Shareowners filed with the Securities and Exchange Commission on March 8, 2012.  The foregoing description of the Letters for Messrs. Cahillane and Bozer is qualified in its entirety by the applicable Letter, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

In connection with the New Global Operating Structure, effective January 1, 2013, José Octavio “Pacho” Reyes will step down as President of the Latin America Group and be appointed Vice Chairman, The Coca-Cola Export Corporation.  Mr. Reyes plans to retire from the Company in March 2014.  It is contemplated that following his retirement, Mr. Reyes will enter into a consulting arrangement pursuant to which Mr. Reyes will continue to provide services to the Company.  The consulting arrangement is expected to provide Mr. Reyes fees of $65,000 per month, plus expenses, and is expected to have a term of ten months.  In accordance with Mexican law, Mr. Reyes and Servicios Integrados de Administración y Alta Gerencia, S de R.L. de C.V. (“SIAAG”), the Company subsidiary that employs Mr. Reyes, entered into a separation letter and a Modification of Conditions, Termination Agreement and Release each dated as of September 13, 2012 (the “Reyes Agreements”), which set forth the employment arrangements that will be applicable to Mr. Reyes through his retirement.  Pursuant to the Reyes Agreements, Mr. Reyes will remain entitled to receive and be paid all compensation, vacation, and benefits otherwise arising and accruing or available through and including his retirement date, which include without limitation, continued participation in the Performance Incentive Plan and the Long-Term Incentive program.  Upon his retirement, Mr. Reyes will be entitled to receive the accrued and vested retirement and other benefits pursuant to the terms of the applicable Company plans and as otherwise required by Mexican law. The foregoing description of the Reyes Agreements is qualified in its entirety by the applicable agreement, copies of which are attached hereto as Exhibits 10.3 and 10.4, respectively, and incorporated herein by reference.

Item 8.01.  Other Events

On September 12, 2012, the Company announced a number of leadership appointments to support the Company’s New Global Operating Structure, which will be effective January 1, 2013.  At that time, group leadership of the Company’s three operating businesses will be as follows:

COCA-COLA AMERICAS: Led by Mr. Cahillane, Coca-Cola Americas will include the Company’s Latin America and North America Groups.

North America Group:  J. Alexander “Sandy” Douglas Jr., currently President of Coca-Cola North America, will be appointed Global Chief Customer Officer, reporting to Muhtar Kent. Mr. Douglas will leverage his strong customer relationships around the world to ensure the Company is known globally as an organization that delivers world-class value and service to its customers.  He will also continue to lead the North America franchise strategy.

Brian Kelley, currently Chief Product Supply Officer for Coca-Cola Refreshments, will be appointed President and Chief Operating Officer, Coca-Cola Refreshments, reporting to Mr. Cahillane.  He will have responsibility for all foodservice, regional sales, product supply, customer care, customer retail and commercial operations in the U.S.  Coca-Cola Refreshments Canada will also report to Mr. Kelley.

Latin America Group: Brian Smith, currently President of the Mexico Business Unit, will be appointed President of the Latin America Group, succeeding Mr. Reyes and reporting to Mr. Cahillane.

COCA-COLA INTERNATIONAL: Led by Mr. Bozer, Coca-Cola International will include the Company’s Eurasia & Africa, Europe and Pacific Groups.

Eurasia & Africa Group: Nathan Kalumbu, currently President of the Central, East and West Business Unit, will be named President, Eurasia & Africa Group, succeeding Mr. Bozer.

Europe Group: Dominique Reiniche, currently President of the Europe Group, will be appointed Chairman, Europe Group, reporting to Mr. Kent. She will lead the Company’s European sustainability and stakeholder agenda, enhancing engagement across the continent on key issues with governments, civil society and industry, with a particular focus on EU institutions and broader industry bodies.

James Quincey, currently President of the Northwest Europe and Nordics Business Unit, will be appointed President, Europe Group, succeeding Ms. Reiniche and reporting to Mr. Bozer.

Pacific Group: The Company’s Pacific Group will continue to be led by Glenn Jordan, President, Pacific Group, who will report to Mr. Bozer.

BOTTLING INVESTMENTS GROUP (BIG): Mr. Finan will continue as President of BIG.

Additional details regarding the New Global Operating Structure are included in the Company’s press release dated September 12, 2012.  A copy of the Company’s press release is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

On September 11, 2012, the Company provided letters to each of Messrs. Smith, Douglas, Kelley, Kalumbu, and Quincey (the “Group Letters”) to confirm their new positions and set forth the primary compensation elements that will be effective commencing January 1, 2013.  Pursuant to the Group Letters, base salary determinations for the new positions will be made during the normal rewards cycle in February 2013, with any increase to be effective April 1, 2013. The executives will continue to be eligible to participate in the Company’s Performance Incentive Plan and Long-Term Incentive program and will continue to be subject to the Company’s share ownership guidelines.  Details regarding base salary determinations, the Performance Incentive Plan and the Long-Term Incentive program are included in the Compensation Discussion and

Analysis section of the Company’s definitive proxy statement for the 2012 Annual Meeting of Shareowners filed with the Securities and Exchange Commission on March 8, 2012.  The foregoing description of the Group Letters for Messrs. Smith, Douglas, Kelley, Kalumbu, and Quincey is qualified in its entirety by the applicable Group Letter, copies of which are attached hereto as Exhibits 10.5 through 10.9, respectively, and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(d)                                 Exhibits

10.1                           Letter, dated September 11, 2012, from the Company to Steven A. Cahillane.

10.2                           Letter, dated September 11, 2012, from the Company to Ahmet Bozer.

10.3                           Letter, dated September 13, 2012, between Servicios Integrados de Administración y Alta Gerencia, S de R.L. de C.V. and José Octavio Reyes.

10.4                           Modification of Conditions, Termination Agreement and Release, dated September 13, 2012, between Servicios Integrados de Administración y Alta Gerencia, S de R.L. de C.V. and José Octavio Reyes.

10.5                           Letter, dated September 11, 2012, from the Company to Brian Smith.

10.6                           Letter, dated September 11, 2012, from the Company to J. Alexander Douglas Jr.

10.7                           Letter, dated September 11, 2012, from the Company to Brian Kelley.

10.8                           Letter, dated September 11, 2012, from the Company to Nathan Kalumbu.

10.9                           Letter, dated September 11, 2012, from the Company to James Quincey.

99.1                           Press Release of The Coca-Cola Company, dated September 12, 2012, regarding the new operating structure and senior leadership appointments.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE COCA-COLA COMPANY
(REGISTRANT)

Date: September 14, 2012	By:	/s/ Ceree Eberly
Ceree Eberly
Senior Vice President and Chief People Officer